THOMAS WEISEL PARTNERS GROUP REPORTS 2009 FOURTH QUARTER
AND YEAR-END RESULTS

San Francisco, CA, January 26, 2010 – Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) today released results for the three months and year ended December 31, 2009.

The firm reported a net loss of $13.7 million, or $0.42 per share, for the fourth quarter of 2009 compared with a net loss of $66.1 million, or $2.08 per share, for the fourth quarter of 2008.  For the year ended December 31, 2009, the firm reported a net loss of $62.2 million, or $1.91 per share, compared with a net loss of $203.3 million, or $6.29 per share, for the year ended December 31, 2008.  The results for the fourth quarter and full year of 2008 include a valuation allowance on our deferred tax asset of $44.8 million or $1.38 per share and the results for the full year of 2008 also include a non-cash goodwill impairment charge of $92.6 million or $2.86 per share.

Total net revenues increased 91% to $60.1 million for the fourth quarter of 2009 versus $31.5 million for the fourth quarter of 2008.  For the year ended December 31, 2009, total net revenues were $195.1 million, a 3% increase compared with $189.5 million for the year ended December 31, 2008.

Adjusting for certain non-cash events related to its initial public offering and the amortization of intangible assets acquired in the purchase of Westwind Partners, the firm reported a non-GAAP net loss of $12.9 million, or $0.39 per share, for the fourth quarter of 2009 and a non-GAAP net loss of $56.3 million, or $1.73 per share, for the year ended December 31, 2009.  A reconciliation of GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

“Our fourth quarter revenues were higher than any quarter in the last two years and reflect a strong rebound in investment banking revenues.  Our broad sector exposure contributed to our results as over 65% of total investment banking revenues in 2009 were derived from the mining and technology sectors, which continue to remain active.  Additionally, as we look forward, the IPO calendar continues to build and the number of mandates we’ve received has increased significantly, which should positively improve results,” said Thomas W. Weisel, Chairman and CEO of Thomas Weisel Partners.  “Throughout the last two years, we have taken the necessary steps through opportunistic hires and significant expense reductions to position the firm for future profitability.  With the capital markets environment improving and our focus on top-line growth, we see this period as an inflection point in our business.”

Business Overview

•
Investment Banking Revenues. Investment banking revenues were $30.3 million in the fourth quarter of 2009 compared with $11.3 million in the fourth quarter of 2008 and $15.6 million in the third quarter of 2009, an increase of 167% and 95%, respectively.  Total transactions for the fourth quarter of 2009 were 49 compared with 14 in the year-ago quarter and 23 in the third quarter of 2009.  The increase in revenues from the third quarter of 2009 was attributable to a significant increase in the number of equity capital raising transactions, as well as strategic advisory transactions with larger values.

•
Brokerage Revenues.  Brokerage revenues were $21.7 million in the fourth quarter of 2009 compared with $27.3 million in the fourth quarter of 2008 and $24.3 million in the third quarter of 2009, a 20% and 10% decrease, respectively.  Revenues in the fourth quarter of 2009 decreased from the third quarter of 2009 due to a decline in U.S. and Canadian equity commissions, which primarily were impacted by lower market volumes.

•
Asset Management Revenues.  Asset management revenues were $8.4 million in the fourth quarter of 2009 compared with net losses of $7.0 million in the fourth quarter of 2008 and revenues of $3.9 million in the third quarter of 2009.  Asset management revenues consisted of management fees of $4.5 million, net realized and unrealized gains in warrants and other securities of $3.1 million and net realized and unrealized private equity gains of $0.8 million.  Assets under management were $1.5 billion as of December 31, 2009.

•
Compensation and Benefits Expenses.  Compensation and benefits expenses were $45.3 million in the fourth quarter of 2009 compared with $28.1 million in the fourth quarter of 2008 and $27.3 million in the third quarter of 2009, a 61% and 66% increase, respectively.

The non-GAAP compensation ratio, which is defined in note (1) below, increased to 76% in the fourth quarter of 2009 compared with the non-GAAP ratio of 66% in the year-ago period and 63% in the third quarter of 2009.

For the full year, the non-GAAP compensation ratio was 68% versus 69% in 2008.  A reconciliation of GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

•
Non-compensation Expenses. Non-compensation expenses were $27.6 million in the fourth quarter of 2009 compared with $36.1 million in the fourth quarter of 2008 and $30.3 million in the third quarter of 2009, a decrease of 24% from the year-ago quarter and 9% from the third quarter of 2009.

•
Provision for Taxes.  The firm recorded a tax expense of $0.9 million in the fourth quarter of 2009 related entirely to taxable income attributable to the firm’s Canadian operations.  As of December 31, 2008, the firm recorded a full valuation allowance on its U.S. and U.K. deferred tax assets and, therefore, did not recognize a tax benefit on its net loss in these tax jurisdictions in 2009.

•
Capital.  As of December 31, 2009, the firm’s cash and cash equivalents were $97.1 million, shareholders’ equity and book value per share were $131.3 million and $4.14, respectively, and tangible shareholders’ equity and tangible book value per share were $114.9 million and $3.63, respectively.

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES SELECTED FINANCIAL DATA
(Dollar amounts in thousands, except book value per share)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue Detail:
Investment banking
Capital raising	$18,026	$2,979	$45,188	$28,183
Strategic advisory	12,277	8,360	25,977	35,122
Total investment banking	30,303	11,339	71,165	63,305
Brokerage	21,715	27,293	103,170	131,939
Asset management
Management fees	4,504	3,807	15,205	14,691
Private equity realized and unrealized gains and (losses) – net	811	(9,280)	(952)	(13,414)
Other securities realized and unrealized gains and (losses) – net	3,047	(1,532)	7,211	(8,397)
Total asset management	8,362	(7,005)	21,464	(7,120)
Interest income	170	640	913	7,341
Total revenues	60,550	32,267	196,712	195,465
Interest expense	(433)	(724)	(1,656)	(5,938)
Net revenues	$60,117	$31,543	$195,056	$189,527

Investment Banking Transactions:
Capital raising	43	6	92	59
Strategic advisory	6	8	23	23
Total transactions	49	14	115	82
Average revenue per transaction	$618	$810	$619	$772
Other Metrics:
Non-GAAP compensation ratio(1)	76.4%	66.1%	68.0%	69.4%
Non-compensation ratio(2)	46.0%	114.6%	62.8%	125.5%
Assets under management	$1,496,721	$1,342,066	$1,496,721	$1,342,066

Shareholders’ equity	$131,337	$171,901	$131,337	$171,901
Less: Other intangible assets	(16,401)	(23,229)	(16,401)	(23,229)
Tangible shareholders’ equity	$114,936	$148,672	$114,936	$148,672

Common shares outstanding(3)	31,693	30,789	31,693	30,789
Book value per share	$4.14	$5.58	$4.14	$5.58
Tangible book value per share	$3.63	$4.83	$3.63	$4.83

(1) The firm’s non-GAAP compensation ratio is the ratio of the firm’s compensation and benefits expenses (excluding expenses associated with the initial grant of restricted stock units) to net revenues (excluding investment gains and losses attributable to investments in private equity).  Without excluding these amounts, the firm’s ratio of compensation and benefits expenses to net revenues is 75.4% and 89.2% for the three months ended December 31, 2009 and 2008, respectively, and 68.4% and 77.7% for the year ended December 31, 2009 and 2008, respectively.

(2) The firm’s non-compensation ratio is the ratio of total expenses (other than compensation and benefits expenses and interest expense) to net revenues.

(3) Includes 6,236,948 exchangeable shares issued by TWP Acquisition Company (Canada), Inc., the firm’s wholly-owned subsidiary. Each exchangeable share is exchangeable at any time into a share of common stock of the firm, entitles the holder to dividend and other rights substantially economically equivalent to those of a share of common stock, and, through a voting trust, entitles the holder to a vote along with shares of common stock on matters presented to shareholders of the firm.

Non-GAAP Financial Measures

The firm has reported in this press release its net loss and basic and diluted loss per share for the three months ended December 31, 2009 on a non-GAAP basis by:

•
adjusting its GAAP net loss of $13.7 million to exclude the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners of $0.8 million;

•	using its non-GAAP net loss of $12.9 million as the numerator of its non-GAAP basic and diluted loss per share calculations; and

•
using as the denominator of its non-GAAP basic and diluted loss per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of its GAAP basic and diluted loss per share calculations.

The firm has reported in this press release its net loss and basic and diluted loss per share for the year ended December 31, 2009 on a non-GAAP basis by:

•
adjusting its GAAP net loss of $62.2 million to exclude (i) the after-tax non-cash expense associated with its initial grant of restricted stock units of $0.1 million and (ii) the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners of $5.8 million;

•	using its non-GAAP net loss of $56.3 million as the numerator of its non-GAAP basic and diluted loss per share calculations; and

•
using as the denominator of its non-GAAP basic and diluted loss per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of its GAAP basic and diluted loss per share calculations.

A reconciliation of the firm’s GAAP net loss to its non-GAAP net loss for the three months and year ended December 31, 2009 is set forth below (in millions):

	Three Months Ended	Year Ended
	December 31, 2009	December 31, 2009
	(in millions)
Net loss	$(13.7)	$(62.2)
Exclusion of the after-tax non-cash expense associated with the initial grant of restricted stock units	–	0.1
Exclusion of the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of the firm’s acquisition of Westwind Partners	0.8	5.8
Non-GAAP net loss	$(12.9)	$(56.3)

The following table sets forth the firm’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted net loss per share for the three months and year ended December 31, 2009, as well as the non-GAAP net loss per share after applying the adjustments described above:

	Three Months Ended	Year Ended
	December 31, 2009	December 31, 2009
Weighted average shares used in computation of net loss per share:
Basic (in thousands)	32,789	32,515
Diluted (in thousands)	32,789	32,515

Net loss per share:
Basic	$(0.42)	$(1.91)
Diluted	$(0.42)	$(1.91)

Non-GAAP net loss per share:
Basic	$(0.39)	$(1.73)
Diluted	$(0.39)	$(1.73)

The firm’s non-GAAP compensation ratio is the ratio of the firm’s compensation and benefits expenses (excluding expenses relating to the initial grant of restricted stock units) to net revenues (excluding investment gains and losses attributable to investments in private equity).  Without excluding these amounts, the firm’s ratio of compensation and benefits expenses to net revenues is 75.4% and 89.2% for the three months ended December 31, 2009 and 2008, respectively, and 68.4% and 77.7% for the year ended December 31, 2009 and 2008, respectively.

	Three Months Ended	Year Ended
	December 31, 2009	December 31, 2009
	(in millions)
Compensation and benefits expenses	$45.3	$133.4
Exclusion of the pre-tax non-cash expense associated with the initial grant of restricted stock units…………………………………….	–	0.2
Non-GAAP compensation and benefits expense	$45.3	$133.2

Net revenues	$60.1	$195.1
Exclusion of investment (gains) losses in private equity	(0.8)	0.9
Non-GAAP net revenues	$59.3	$196.0

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
	(in millions)
Compensation and benefits expenses	$28.1	$147.2
Exclusion of the pre-tax non-cash expense associated with the initial grant of restricted stock units	1.1	6.3
Non-GAAP compensation and benefits expense	$27.0	$140.9

Net revenues	$31.5	$189.5
Exclusion of investment (gains) losses in private equity	9.3	13.4
Non-GAAP net revenues	$40.8	$202.9

The firm’s non-compensation expenses are calculated by adjusting its total expenses to exclude interest minus compensation and benefits expenses.

	Three Months Ended	Year Ended
	December 31, 2009	December 31, 2009
	(in millions)
Total expenses excluding interest	$72.9	$255.9
Less compensation and benefits expenses	45.3	133.4
Non-compensation expenses	$27.6	$122.5

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
	(in millions)
Total expenses excluding interest	$64.3	$385.1
Less compensation and benefits expenses	28.2	147.2
Non-compensation expenses	$36.1	$237.9

The firm views its grant of restricted stock units in connection with its initial public offering and the expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners as non-cash events.  Additionally, the firm views the exclusion of its grant of restricted stock units from compensation and benefits expense as a non-GAAP compensation and benefits expense and the exclusion of investment gains and losses in its private equity portfolios from net revenues as non-GAAP net revenues for calculating the firm’s non-GAAP compensation ratio.  The firm’s management has utilized non-GAAP calculations of its compensation ratio, net revenues and net loss and non-GAAP calculations of basic and diluted loss per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing the firm’s financial results in the three months and year ended December 31, 2009.  The firm’s management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of its business and facilitate meaningful comparison of its results in the current period to those in prior periods and future periods.  The firm’s reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided to enhance investors’ overall understanding of the firm’s current financial performance and its prospects for the future.  Specifically, the firm’s management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of the firm’s core operating results and business outlook.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of the firm’s business, and these effects should not be ignored in evaluating and analyzing the firm’s financial results.  Therefore, management believes that both the firm’s GAAP measures and these non-GAAP measures of the firm’s financial performance should be considered together.

Quarterly Earnings Conference Call

Thomas Weisel Partners will host its fourth quarter and fiscal year 2009 earnings results conference call on Tuesday, January 26, 2010 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel; President and Chief Operating Officer, Lionel F. Conacher; and Chief Financial Officer, Ryan Stroub, by dialing (866) 746-9599 (domestic) or (702) 696-4728 (international).  The confirmation code for both the domestic and international lines is: 50048326.

A live audio webcast of the call, as well as the company’s results, will be available through the Investor Relations/Webcasts section of the company’s website, www.tweisel.com, which can also be accessed directly at: http://www.tweisel.com/AboutUs/InvestorRelations/Webcasts.  To listen to the live audio webcast of the call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced website beginning one hour following the completion of the call through February 12, 2010.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us.  In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events.  There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to, the state of the financial markets and the economy, particularly as they relate to the growth sectors that the firm is focused on, Thomas Weisel Partners’ ability to implement its strategic initiatives and achieve the expected benefits of the acquisition of Westwind Partners, retain its professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, risks relating to the acquisition of Westwind Partners, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally and other factors.  Some of the other factors are those that are discussed in Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Reports on Form 10-Q filed with the SEC thereafter.  We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events.  We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Dallas, Denver, New York, Portland, Toronto, London and Zurich. For more information, please visit www.tweisel.com.

Investor Relations Contact:                                                                                                Media Contact:
Sarah Anderson                                                                                                                   Rosemary Smith
415-364-2500                                                                                               415-364-2500
 investorrelations@tweisel.com                                                                                         rosemarysmith@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Investment banking	$30,303	$11,339	$71,165	$63,305
Brokerage	21,715	27,293	103,170	131,939
Asset management	8,362	(7,005)	21,464	(7,120)
Interest income	170	640	913	7,341
Total revenues	60,550	32,267	196,712	195,465
Interest expense	(433)	(724)	(1,656)	(5,938)

Net revenues	60,117	31,543	195,056	189,527

Expenses excluding interest:
Compensation and benefits	45,304	28,140	133,355	147,186
Brokerage execution, clearance and account administration	6,184	6,769	25,211	27,102
Communications and data processing	4,264	5,094	17,490	22,195
Depreciation and amortization of property and equipment	1,495	2,063	7,859	7,784
Amortization of other intangible assets	1,404	3,690	9,934	15,254
Goodwill impairment	-	-	-	92,597
Marketing and promotion	3,473	2,764	8,860	13,915
Occupancy and equipment	3,995	8,260	19,869	26,509
Other expenses	6,815	7,498	33,279	32,537
Total expenses excluding interest	72,934	64,278	255,857	385,079

Loss before taxes	(12,817)	(32,735)	(60,801)	(195,552)
Provision for taxes	907	33,406	1,377	7,700
Net loss	$(13,724)	$(66,141)	$(62,178)	$(203,252)

Net loss per share:
Basic net loss per share	$(0.42)	$(2.08)	$(1.91)	$(6.29)
Diluted net loss per share	$(0.42)	$(2.08)	$(1.91)	$(6.29)

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	32,789	31,825	32,515	32,329
Diluted weighted average shares outstanding	32,789	31,825	32,515	32,329